UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

FIRSTENERGY CORP
Exact name of Registrant as specified in its charter

Ohio	333-21011			34-1843785
State or other jurisdiction of incorporation	Commission File Number			I.R.S. Employer Identification No.

341 White Pond Drive
	Akron	OH	44320
Address of Principal Executive Offices and Zip Code

	(800)	736-3402
Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	FE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, the Board of Directors (the “Board”) of FirstEnergy Corp. (the “Company”), upon recommendation by the Compensation Committee of the Board, approved a modification to one of the key performance indicators (“KPI”) applicable to financial performance in calendar years 2025 and 2026, as applicable, with regard to certain outstanding awards under the Company’s Long-term Incentive Compensation Program (the “LTIP”) for the following performance periods: (i) January 1, 2023 through December 31, 2025 (the “2023 LTIP Awards”) and (ii) January 1, 2024 through December 31, 2026 (the “2024 LTIP Awards”). The 2023 LTIP Awards and the 2024 LTIP Awards (collectively, the "Revised LTIP Awards") have been amended to replace the operating (non-GAAP) earnings per share (“Operating EPS”) KPI with the Core EPS (as defined below) KPI for portions of the applicable performance periods that have not yet been completed. Such changes apply to all eligible recipients of the 2023 LTIP Awards and 2024 LTIP Awards, including the Company’s Board Chair, President and Chief Executive Officer, Chief Financial Officer, and the other named executive officers.

Prior to the amendment, the Revised LTIP Awards were based upon the achievement of two financial KPIs measured over the applicable performance periods: (i) an Operating EPS KPI, weighted at 65%, which measured the financial performance of the Company’s business units’ contribution to operating earnings growth on a cumulative basis, and (ii) relative total shareholder return, weighted at 35%, which measured the total return of Company common stock against the S&P Utility index (the “Relative TSR KPI”). There has been no change with respect to Relative TSR KPI component of the Revised LTIP Awards.

In early 2025, the Company made a strategic decision to transition away from Operating EPS to provide investors with more information about the performance of our regulated operations. Commencing with its earnings release for the year ended December 31, 2024, the Company reported its annual growth rate based on core earnings per share, a non-GAAP metric that includes the Company’s four business segments: Distribution, Integrated, Stand-Alone Transmission and Corporate, and excludes special items and income from the Company’s non-core, legacy investment in the Signal Peak coal mine and net periodic pension and Other Post-Employment Benefits credits (“Core EPS”). Effective as of the quarter ended March 31, 2025, the Company no longer reports or provides guidance based on Operating EPS and has transitioned to reporting and providing guidance based on Core EPS.

Consistent with the change in the Company’s reporting to its shareholders on the basis of Core EPS, to align the incentive compensation payable to management based on earnings performance after 2024 with the Company’s key business objectives, the Revised LTIP Awards have been amended to replace the Operating EPS KPI with the Core EPS KPI for portions of the applicable performance periods that have not yet been completed. Specifically, these changes:
•Apply only to the fiscal periods within the Revised LTIP Awards performance periods commencing after December 31, 2024, as follows: (i) with respect to the 2023 LTIP Awards, the Core EPS KPI will be used to measure performance from January 1, 2025 through December 31, 2025 and (ii) with respect to the 2024 LTIP Awards, the Core EPS KPI will be used to measure performance from January 1, 2025 through December 31, 2026. Accordingly, this change does not impact the measurement of performance under the Revised LTIP Awards with respect to any completed fiscal year; and
•Limits the maximum payout in respect of the EPS KPI at 100% of target.

This change to apply a Core EPS KPI in lieu of an Operating EPS KPI to the Revised LTIP Award with respect to performance in 2025 and 2026 is consistent with the decision previously made to use Core EPS instead of Operating EPS with regard to the portion of the long-term incentive awards based on an earnings per share performance measure granted earlier this year for performance over the three year period 2025-2027.

The below table summarizes how KPI performance will be measured for each of the Revised LTIP Awards:

2023-2025 LTIP Financial KPI	Threshold (3-year performance period)	Target (3-year performance period)
Mixed Operating EPS / Core EPS	$7.32	$7.76
Payout	25%	100%
2024-2026 LTIP Financial KPI	Threshold (3-year performance period)	Target (3-year performance period)
Mixed Operating EPS / Core EPS	$7.44	$7.88
Payout	25%	100%

For further information regarding the LTIP, please refer to the Compensation Discussion and Analysis section of the Company’s 2025 definitive proxy statement, filed with the Securities and Exchange Commission on April 3, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2025

FIRSTENERGY CORP.
Registrant

By:	/s/ Jason J. Lisowski
Jason J. Lisowski Vice President, Controller and Chief Accounting Officer